Exhibit 99.2

Contact:  Steve Pickman
913-367-1480

FOR IMMEDIATE RELEASE:

MGP INGREDIENTS EXPECTS TO REALIZE INCREASED
ALCOHOL CAPACITY FROM DISTILLERY UPGRADES

ATCHISON, Kan., August 31, 2006—MGP Ingredients Inc. (Nasdaq/MGPI) today announced plans for a series of distillery equipment upgrades that are expected to help boost the company’s total alcohol production capacity by up to 15 percent above existing capacity of 110 million gallons annually.  The upgrades are scheduled to be completed in phases between now and the summer of 2007 at the company’s plants in both Pekin, Ill., and Atchison, Kan., at a projected combined cost of $10 million.  They follow a recently completed $2 million project that involved the installation of a new fermentation unit at the company’s Pekin plant.

“The new fermentation unit has set the stage for us to proceed with the additional upgrades and to realize a portion of the incremental volume increases,” said Tim Newkirk, chief operating officer. “It should also enable us to improve our production cost efficiencies.”

Newkirk explained that the new capacity “will be dedicated to the production of fuel grade alcohol in the immediately foreseeable future.”  MGPI also produces food grade alcohol for beverage applications, principally vodka and gin, and a variety of industrial uses, including household cleansing products, detergents and personal care systems, as well as pharmaceuticals and vinegar.

“We expect to see the additional capacity come on line in increments beginning in the second quarter of fiscal 2007,” Newkirk said.  “While all of the new production is currently earmarked for use in the fuel market,” he added, “we remain firmly committed to supplying the needs of our food grade customers with what we believe is among the highest quality, highest purity alcohol anywhere in the world.  We consider our ability to produce both food grade and fuel grade alcohol a real advantage and will continue to maintain a solid presence in each area while exploring ways to further enhance the capabilities and efficiencies of our overall distillery operations.”

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Randy Schrick, vice president of manufacturing and engineering, commented that the upgrades “should provide an exceptionally quick payback with a continuation of favorable conditions in our alcohol markets, and also as the result of anticipated cost savings from more efficient operations.”  Newkirk agreed, stating that “over the years, tremendous advancements have been made in alcohol production technologies, of which we have been a part in both developing and utilizing to strengthen our efficiencies while delivering better products to our customers and better returns for our stockholders.”

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based ingredients and alcohol products.  In addition to its operations in Atchison, Kan., and Pekin, Illinois, the company also has facilities in Kansas City, Kan., and Onaga, Kan., that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan”, “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will”, “could” and or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others:  (i) the availability and cost of grain, (ii) fluctuations in gasoline prices, (iii) fluctuations in energy costs, (iv) competitive environment and related market conditions, (vi) our ability to realize operating efficiencies, (vii) the effectiveness of our hedging programs; (viii) access to capital and (ix) actions of governments. For further information on these and other risks and uncertainties that may affect the company’s business, see Item 1. Business — Risks and Uncertainties of the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

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